EXHIBIT 10.11

MIPS TECHNOLOGIES, INC.

SUPPLEMENTAL STOCK PURCHASE PLAN

Adopted by the Board of Directors on July 2, 1998

(as amended May 18, 1999)

    The following constitutes the provisions of the MIPS Technologies, Inc. Supplemental Stock Purchase Plan.

    1.  Purpose.  The purpose of the Plan is to provide non-U.S. employees and consultants of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through cash contributions. It is believed that employee and consultant participation in ownership of the Company on this basis will be to the mutual benefit of the employees, consultants and the Company.

    2.  Definitions.

      (a) "Board" means the Board of Directors of the Company.

      (b) "Code" means the Internal Revenue Code of 1986, as amended.

      (c) "Common Stock" means the Common Stock, $0.001 par value, of the Company.

      (d) "Company" means MIPS Technologies, Inc.

      (e) "Committee" means the committee appointed by and serving at the pleasure of the Board to administer the Plan pursuant to Section 14.

      (f)  "Compensation" means base pay and consulting fees, plus any amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions (exclusive of "spot bonuses" and any other such item specifically directed for all Employees by the Board or a committee), designated by the Board, but shall exclude severance pay, pay in lieu of vacations, back pay awards, disability benefits, deferred compensation, or any other compensation excluded in the discretion of the Board.

      Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code).

      (g) "Consultant" means any person, including an advisor, engaged by the Company or a parent or Designated Subsidiary to render services to such entity.

      (h) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

      (i)  "Contributions" means an Employee's payroll deduction, a Consultant's invoice deductions or any participant's cash contributions made to the Plan during an Offering Period in order to purchase shares.

      (j)  "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (k) "Employee" means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries.

      (l)  "Exercise Date" means the last business day of each Exercise Period in an Offering Period.

      (m) "Exercise Period" means a six-month period commencing on an Offering Date or on the first business day after any Exercise Date in an Offering Period.

      (n) "Offering Date" means the first day of each Offering Period of the Plan.

      (o) "Offering Period" means a period of twenty-four (24) months consisting of four six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.

      (p) "Plan" means the MIPS Technologies, Inc. Supplemental Stock Purchase Plan.

      (o) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.

    3.  Eligibility.

      (a) Any person who is an Employee or Consultant, as defined in paragraph 2, on the Offering Date of a given Offering Period (or as otherwise determined by the Board or the Committee ) shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

      (b) Notwithstanding any provisions of the Plan to the contrary, no Employee or Consultant shall be granted an option under the Plan if (i) immediately after the grant, such Employee or Consultant (or any other person whose stock ownership would be attributed to such Employee or Consultant pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or (ii) the rate of Contributions under such option would permit the employee's or consultant's rights to purchase shares under all stock purchase plans (including those described in Section 423 of the Code) of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      (c) Upon reemployment of a former Employee, such former Employee will again be eligible to participate in the Plan, subject to the requirements of Paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

    4.  Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about each May 1 or November 1; provided, however, that the Offering Date of the initial Offering Period shall be June 10, 1998. If the Company cannot make an offer under the Plan on or about any May 1 or November 1 because of restrictions imposed by law, the Company may make an offer as soon as practical after the expiration of such restrictions. The Board or the Committee shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

    5.  Participation.

      (a) An eligible Employee or Consultant may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions or Consultant's invoice deductions on the form provided by the Company and filing it with the Company's payroll office or other appropriate department of the Company prior to the Offering Date of the first Offering Period with respect to which it is to be effective, unless a later time for filing the subscription agreement is set by the Board or Committee with respect to such Offering Period. In addition, the Board or Committee may allow a participant to pay by check in addition to or in substitution for payroll or invoice deductions; provided, however, that the aggregate Contributions for the Offering Period and each Exercise Period is not in excess of 10 percent (10%) of the participant's Compensation for the relevant period. Once enrolled, the Employee or Consultant remains enrolled in each subsequent Offering Period of the Plan at the designated deduction amount unless the Employee or Consultant withdraws by providing the Company with a written Notice of Withdrawal or files a new subscription agreement prior to the applicable Offering Date changing the Employee's or Consultant's designated payroll or invoice deduction. An eligible Employee or Consultant may participate in only one Offering Period at a time.

      (b) Payroll or invoice deductions for a participant shall commence with the first payroll period following the Offering Date, or the first payroll or invoice payment following the date of valid filing of the subscription agreement, or the first invoice submitted after the valid filing of the subscription agreement, whichever is later, and shall end when terminated by the participant as provided in paragraph 10.

    6.  Payroll Deductions.

      (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll or invoice deductions made on each payday or invoice payment date during all subsequent Offering Periods at a rate not exceeding ten percent (10%), or such other rate as may be determined from time to time by the Board, of the Compensation which he or she would otherwise receive during such Offering Period without regard to deferral elections. Notwithstanding the foregoing, for the initial Offering Period commencing on June 10, 1998, payroll deductions will not commence until the first payday following the date that the registration statement for the initial public offering of the Common Stock becomes or is declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the "IPO Effective Date"). The amount of initial payroll or invoice deductions in the period from June 10, 1998 to the IPO Effective Date will, upon authorization by the participant, be deducted in two substantially equal payments during the first two payroll periods immediately following the IPO Effective Date and, thereafter, payroll or invoice deductions will be made at the rate authorized by the participant in his or her initial subscription agreement.

      (b) All Contributions authorized by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

      (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may change the rate of his or her Contributions during an Offering Period by completing and filing with the Company a new authorization for a new level of Contributions, provided that the Board may, in its discretion, impose reasonable and uniform restrictions on participants' ability to change the rate of Contributions. The change in rate shall be effective no later than fifteen (15) days following the Company's receipt of the new authorization. A participant may decrease or increase the amount of his or her Contributions as of the beginning of an Offering Period by completing and filing with the Company, prior to the beginning of such Offering Period, a new subscription agreement.

      (d) Notwithstanding the foregoing, to the extent necessary, but only to such extent, to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's rate of Contributions may be automatically decreased to 0% at such time during any Exercise Period which is scheduled to end in the current calendar year that the aggregate of all a participant's Contributions accumulated with respect to the applicable Offering Period and any other Offering Period ending within the same calendar year equals $25,000. Contributions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Exercise Period, unless terminated by the participant as provided in paragraph 10.

    7.  Grant of Option.

      (a) On each Offering Date (or on such later date specifically authorized by the Board or the Committee), each participant shall be granted an option to purchase on each Exercise Date (at the per share option price) a number of full shares of Common Stock arrived at by dividing such participant's total Contributions to be accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Exercise Date; provided, however, that the maximum number of shares a participant may purchase during each Offering Period shall be determined by (i) dividing $50,000 by the fair market value of a share of Common Stock on the Offering Date for Offering Periods under the Plan commencing prior to May 18, 1999 or (ii) dividing $100,000 by the fair market value of a share of Common Stock on the Offering Date for all Offering Periods beginning on or after May 18, 1999; and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof. The fair market value of a share of Common Stock shall be determined as provided in paragraph 7(b) herein.

      (b) The option price per share of such shares shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Exercise Date. The fair market value of a share of Common Stock on said dates shall be determined by the Board, based upon such factors as the Board determines relevant; provided, however, that if there is a public market for the Common Stock, the fair market value of a share of Common Stock on a given date shall be the closing price for the Common Stock as of such date; or, in the event that the Common Stock is listed on a national securities exchange, the fair market value of a share of Common Stock shall be the closing sales price of a share of Common Stock on the exchange as of such date.

    8.  Exercise of Option.

      (a) Unless a participant withdraws from the Offering Period as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically at each Exercise Date, and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated payroll or invoice deductions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date.

      (b) During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

      (c) The Board may require, as a condition precedent to any purchase under the Plan, appropriate arrangements with the participant for the withholding of any applicable Federal, state, local or foreign withholding or other taxes.

    9.  Delivery.  As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange for the shares purchased upon exercise of his or her option to be electronically credited to the participant's designated brokerage account at one of the securities brokerage firms participating in the Company's direct deposit program from time to time. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the Exercise Date of each Offering Period which merely represents a fractional share shall be credited to the participant's account for the next subsequent Offering Period; any additional cash shall be returned to said participant.

    10.  Withdrawal; Termination of Employment or Service.

      (a) A participant may withdraw all, but not less than all, the Contributions credited to his or her account under the Plan at any time prior to an Exercise Date by giving written notice to the Company on a form provided for such purpose. If the participant withdraws from the Offering Period, all of the participant's Contributions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal and his or her option for the current Offering Period will be automatically canceled, and no further Contributions for the purchase of shares will be allowed during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with paragraph 6 hereof.

      (b) Upon termination of the participant's Continuous Status as an Employee or Consultant prior to an Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions accumulated in his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically canceled.

      (c) In the event an Employee or Consultant fails to remain in Continuous Status as an Employee or Consultant of the Company for at least twenty (20) hours per week during an Offering Period in which the employee or consultant is a participant, he or she will be deemed to have elected to withdraw from the Plan, and the Contributions credited to his or her account will be returned to the participant and the option canceled.

      (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period by executing and delivering to the Company a new subscription agreement or in any similar plan which may hereafter be adopted by the Company.

    11.  Automatic Transfer to Low Price Offering Period.  In the event that the fair market value of the Common Stock is lower on the first day of an Exercise Period (the "Subsequent Exercise Period") than it was on the first Offering Date for that Offering Period (the "Initial Offering Period"), all participants in the Plan on the first day of the Subsequent Exercise Period shall be deemed to have withdrawn from the Initial Offering Period on the first day of the Subsequent Exercise Period and to have enrolled as participants in a new Offering Period which begins on or about that day. A participant may elect to remain in the Initial Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

    12.  Interest.  No interest shall accrue on the payroll or invoice deductions of a participant in the Plan.

    13.  Stock.

      (a) Subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19, the maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 60,000 shares.

    If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the affected Exercise Date of such Offering Period. Common Stock to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued.

      (b) A participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan will be credited electronically to a brokerage account in the name of the participant at one of the brokerage firms participating from time to time in the Company's direct deposit program.

    14.  Administration.  The Plan shall be administered by the Board or the Committee. The Board or the Committee shall have the authority to (i) make all factual determinations in the administration or interpretation of the Plan, (ii) establish administrative regulations to further the purpose of the Plan, and (iii) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all participants. Members of the Board or the Committee who are eligible Employees or Consultants are permitted to participate in the Plan, provided that:

      (a) Members of the Board who participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

      (b) If a Committee is established to administer the Plan, no member of the Board who participates in the Plan may be a member of the Committee.

    15.  Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his or her account.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

    16.  Rights Not Transferable.  Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

    17.  Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

    18.  Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees and Consultants as soon as practicable following each Exercise Date. Such statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

    19.  Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

    In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the option, the Board may, in its discretion, shorten any Exercise Periods then in progress by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 10 hereof.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    20.  Amendment or Termination.  The Board may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 19 and this paragraph 20, no such termination will affect options previously granted. Except as provided in paragraph 19 and this paragraph 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.

    Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

      (a) altering the purchase price for any Offering Period including an Offering Period underway at the time of the change in purchase price;

      (b) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

      (c) allocating shares.

    Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

    21.  Notices.  All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given electronically by the Company will be deemed to be written notices under the Plan.

    22.  Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    23.  No Right to Employment.  Nothing shall confer upon any employee or consultant of the Company any right to continued employment or consultancy with the Company or interfere in any way with the right of the Company to terminate the employment or consultancy of any of its employees or consultants at any time, with or without cause.

    24.  Term of Plan.  The Plan shall remain in effect until terminated in accordance with paragraph 20.

    25.  Governing Law.  All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

MIPS Technologies Inc. SUPPLEMENTAL STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

PARTICIPANT LAST NAME FIRST NAMEMI	SOCIAL SECURITY #PARTICIPANT #
DAYTIME TELEPHONE NUMBER OFFICE LOCATION

/ / ORIGINAL APPLICATION       / / CHANGE

1.
I hereby elect to participate in each Offering Period of the MIPS Technologies Inc. Supplemental Stock Purchase Plan (the "Plan") beginning subsequent to the date set forth below and subscribe to purchase shares of Common Stock of MIPS Technologies Inc. (the "Company") in accordance with this Subscription Agreement and the Plan.
2.
I hereby authorize payroll and/or invoice deductions from each paycheck and/or invoice during each Offering Period in the amount of (1% to 10%, whole percentages only)       % of my compensation (including base pay, consulting fees and, to the extent applicable, any amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions) in accordance with the Plan.
3.
I understand that said deductions shall be accumulated for the purchase of shares in accordance with the Plan, and that shares will be purchased for me automatically at the end of each six-month Exercise Period unless I withdraw from the Plan by giving written notice to the Company. I authorize the Company to carry over to the next Exercise Period or Offering Period any cash insufficient to purchase a share of Common Stock.
4.
I have received a copy of the Company's most recent prospectus which describes the Plan and a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5.
I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.
6.
In the event of my death, I hereby designate the following to be my beneficiary(ies) to receive all payments and shares due me under the Plan.

  ! Same Beneficiaries as designated on prior Subscription Agreement

  ! Original designation or change as set forth below:

Beneficiary(ies) Full Name(s)	Relationship	% Of Proceeds

7.
I agree that the shares I purchase through the Plan will be electronically transferred to a brokerage firm for credit to an account set up under my name. Broker selection and additional information may be found on the Company's internal website or obtained from the Benefits Department.

Employee Signature	Date

Human Resources Signature	Date

PLEASE RETURN FORM TO Trish Leeper / HR